UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 22, 2013

Boyd Gaming Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-12882	88-0242733
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor
Las Vegas, Nevada 89169
(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 22, 2013, The Aragon Group (“Aragon”), Summersport Enterprises, LLC (“Summersport” and together with Aragon, the “Sellers”) and Dania Entertainment Center, LLC (the “Buyer” and together with the Sellers, the “Parties”) entered into a settlement agreement (the “Settlement Agreement”), pursuant to which the Buyer dismissed with prejudice its lawsuit (the “Lawsuit”) filed in November 2011 against the Sellers, following the Sellers' termination of the Asset Purchase Agreement entered into among the Buyer and Sellers on April 29, 2011 (the “Prior Agreement”). The Settlement Agreement also provides for a mutual waiver, release and covenant among the Parties, their affiliates and subsidiaries and the Sellers' parent entities not to sue for all matters related to the Lawsuit and the entering into of a new Asset Purchase Agreement (the “Purchase Agreement”) by and among the Parties for the sale to the Buyers of certain assets and the transfer of certain liabilities related to Boyd Gaming Corporation's (the “Company”) Dania Jai Alai pari-mutuel facility (“Dania”) located in Dania Beach, Broward County, Florida. In connection with entering into the Settlement Agreement, the Buyers paid the Sellers a $4,000,000 non-refundable deposit (the “Deposit”). Aragon and Summersport are indirect wholly-owned subsidiaries of the Company.

The Purchase Agreement requires the Buyers to pay the Sellers $65,500,000 (the “Purchase Price”), subject to certain adjustments based on the amount of cash held by Dania as of the Closing (as defined below). At the Closing, both the Deposit paid pursuant to the Settlement Agreement and the $7 million deposit previously paid by the Buyer in connection with the Prior Agreement, will be credited towards the Purchase Price. The Parties also agreed to indemnify each other against losses incurred or sustained due to actions arising out of the Purchase Agreement and the transactions contemplated thereby, subject to a capped amount.

The closing of the transactions contemplated by the Purchase Agreement (the “Closing”) is subject to the satisfaction or waiver of customary closing conditions, including that the representations and warranties given by the Parties are materially true and correct as of the Closing. The Purchase Agreement contains customary termination rights and events, including upon a material breach of the Purchase Agreement. Termination of the Purchase Agreement, however, does not result in the termination or release of the Settlement Agreement.

Subject to the satisfaction or waiver of the closing conditions, the Company currently anticipates that the Closing will occur on or before May 24, 2013.

On February 28, 2013, the Company issued a press release announcing the execution of the Purchase Agreement and Settlement Agreement, a copy of which is attached as Exhibit 99.1 and incorporated by reference herein.

The representations and warranties contained in the Purchase Agreement were made only for the purposes of the agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to stockholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Purchase Agreement and should not be relied upon as a disclosure of factual information relating to the Company, the Sellers or the Buyer.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated February 28, 2013.

* * *

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) statements regarding the transactions contemplated by the Purchase Agreement and Company's expectations regarding the timing of the closing. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. Factors that could cause actual results to differ include (without limitation) the possibility that the transactions contemplated by the

Purchase Agreement will not close on the expected terms, or at all; that the Buyer will not have sufficient financing, litigation, regulatory matters or the satisfaction or waiver of any of the closing conditions that could delay or prevent the closing; and changes to the financial conditions of the Parties or the economic conditions in the areas in which they operate. Additional factors are discussed in Part I, Item 1A, “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, and in the Company's other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward‑looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2013	BOYD GAMING CORPORATION
/s/ Josh Hirsberg
Josh Hirsberg Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated February 28, 2013.

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